Exhibit 99.1

2-Track Global, Inc.
35 Argo House, Kilburn Park Road
London, U.K. NW6 5LF
011-44-20-7644-0472

Exhibit

99.1 Convertible Loan Agreement by and between the Company and Octagon
     Investments SA, dated February 2, 2006.

This Loan Agreement is made the 2nd day of February 2006 in two (2)
original copies

Between

 (1) Octagon Investments SA the registered office of which is at
     Bahnhofstrasse 8, Ch-3904 Naters and the Company registration number of which is CH-600.3.012.228-1 ('the lender')and
 (2) 2-Track Limited the trading office of which at Argo House,
     Kilburn Park Road, London NW6 5LF and the company registration
     number of which is(       ) ('the borrower')

Now it is agreed as follows:
1. Agreement for advance

 The Lender agrees with the Borrower to lend the sum of one
 hundred thousand US dollars (US$100,000) ('advance') to the borrower upon the term, conditions and provisions of this
 agreement.

2. Repayment of advance

2.1 In consideration of the advance (receipt of which the borrower acknowledges) the borrower undertakes to repay the advance to the lender free from any legal or equitable right of set-off on demand in accordance with the repayment obligations referred to at schedule I attached hereto.
2.2 Not withstanding the provisions of clause 2.1, the borrower may at any time repay the advance or so much of its as may be owing on giving to the lender thirty days written notice of the
 borrowers intention to do so subject to the borrower at the same time also paying or discharging all other obligations and
 liabilities due or owing by the borrower to the lender under this agreement or under the terms of any security associated with or collateral to it.
3. Costs, charges, expenses and other liabilities

4. Borrower's representations and warranties

4.1 The Borrower represents and warrants to the lender that:
4.1.1 the execution of and the observance and performance of his obligations under this agreement does not and will not contravene any charge mortgage lease loan facility or other agreement; and
4.1.2 the execution of, and the observance of its obligations under, this agreement does not and will not contravene any of the provisions of its Memorandum and Articles of Association.

5. Demands and notices

5.1 A demand or notice by the Lender this agreement shall be deemed to have been properly served on the borrower by first class letter post, telex, or fax addressed to the borrower at or by delivery to its registered office or at any of its principal places of business and service shall be deemed to be effected notwithstanding the dissolution of the borrower:
5.1.1 at 10am on the second business day immediately following the day of posting if given by first class letter post irrespective of the time or date of actual deliver or of lack of delivery.
5.1.2 when dispatched if given by telex or fax, and
5.1.3 when left at the property concerned if delivered by hand.

5.2 The methods of service described in this clause are in addition and without prejudice to any other method of service prescribed or permitted by law.

6. General provisions

6.1 Each of the provisions of this agreement is severable and distinct from the others and if at any time one or more of such provisions is or becomes invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not be affected or impaired.
6.2 Unless the context otherwise requires the singular includes the plural and vice versa, references to persons include references to firms companies or corporations and vice versa, and references in the masculine gender include references in the feminine or neuter genders and vice versa.
6.3  Unless the context otherwise requires the expressions 'the borrower' and 'the lender' include their respective successors and assigns whether immediate or derivative and where appropriate the survivors or survivor of them.
6.4  All agreements, undertakings, representations and warranties given or implied in this agreement by more than one person shall be deemed to have been given jointly and severally by those concerned.
6.5 The clause headings do not form part of this agreement and shall not be taken into account in its construction or interpretation.
6.6 Any reference to a clause or paragraph or a schedule is to one in this agreement so numbered or named.
6.7 This agreement shall be governed by and construed in accordance with Swiss Law.
6.8 It is irrevocably agreed for the exclusive benefit of the lender that the courts of Switzerland are to have jurisdiction to settle any disputes which my arise out of or in connection with this agreement and that accordingly any suit, action or proceeding arising out of or in connection with this agreement may be
 brought in such courts.
6.9 Nothing in this clause shall limit the lender's right to take proceedings against the borrower in any other court of competent jurisdiction, nor shall the taking of proceedings in one or more jurisdictions which preclude the taking of proceedings in any other jurisdiction, whether concurrently or not.

Signed on behalf of    Signed on behalf of

Octagon Investments SA    2-Track Limited by

In the presence of:    In the presence of:

               Schedule I

   Repayment Obligation

1. Repayment Terms
1.1 The loan amount is repayable in ten (10) monthly installments commencing on the first anniversary of the advance to the
 borrower.
2. Interest rates
2.1 The Borrower shall pay interest at a rate of 5% per annum on all outstanding amounts.
2.2 Interest will be calculated on the basis of the actual number of days elapsed divided by 360 and will be payable on a monthly basis in arrears on the advance commencing 12 months after the date of the advance.
2.3 Default interest will be payable on demand on any sums due and unpaid by the borrower at the interest rate in effect plus 4%
 annum to be compounded on a monthly basis until payment has been made in full.
3. Voluntary pre-payment
3.1 Subject to sixty (60) days' prior notice being given to the lender, pre-payment of the advance will be permitted at any time after the first principal repayment date.
3.2 Amounts to be paid will be made on the basis of one principal installment or whole multiples thereof and will be applied to repayment installments in inverse order of maturity. Amounts pre-
 paid will not be available for re-borrowing.
4. Conversion into shares
4.1 The lender shall during the currency of this agreement have the right to convert any outstanding balance into shares in the company 2-Track Global Inc (TOTG) at the market price of the shares on the date the advance was provided.

For further information contact :

Mike Jung at +44 20 7644 0472 or visit the website at
http://www.2-trackglobal.com